EXHIBIT 3.1.5
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          CERTIFICATE OF AMENDMENT
    (PURSUANT TO NRS 78.385 AND 78.390)
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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.   Name of corporation:
     Intrac, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     4.1 NUMBER OF SHARES AUTHORIZED; PAR VALUE. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000. The corporation is authorized to issues 500,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock par value $0.001 per share (the "Preferred Stock"). The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now of hereafter permitted by law.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: consent on June 24, 2002 (eff. 8/19/2002).

4.   Effective date of filing (optional): ____________________________________

5.   Officer Signature (required): ___________________________________________
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof:

  IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.